FORM 10-Q	MARCH 31, 2009

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Positron Corporation (the “Registrant”) on Form 10-Q for the fiscal quarter ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Patrick G. Rooney, as Chairman of the Board hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)  The Report fully complies with the requirements of section 13 (a) or 15 (d), as applicable of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 20, 2009	/s/ Patrick G. Rooney
Patrick G. Rooney
Chief Executive Officer
(principal executive officer)

A signed original of this written statement required by Section 906 has been provided to Positron Corporation and will be retained by Positron Corporation and furnished to the Securities and Exchange Commission or its staff upon request.